                                                                    Exhibit 10.2

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 9th day of August, 1999, by and between ECC International Corp., a Delaware corporation (the "Company"), and James C. Garrett (the "Executive").

         WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated as of June 15, 1998 (the "Agreement"); and

         WHEREAS, the Company and the Executive are desirous of continuing the Executive's employment with Company for the period, and on the terms and conditions, set forth in the Agreement, subject to the amendment set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and intending to be bound, the parties hereby agree that Section 7 of the Agreement is amended and restated in its entirety to read as follows:

         7.       CHANGE IN CONTROL.

                  7.1 Notwithstanding any other provision of this Agreement, if a Change in Control (as such term is defined below) shall have occurred, upon the termination of employment of the Executive for any reason or no reason after such Change in Control, the following severance payments and arrangements (less applicable deductions for social security, payroll and other applicable taxes) shall be made for the benefit of the Executive:

                           (a)      cash payments in bi-weekly installments at
the Executive's current bi-weekly Base Salary at the time of termination (less applicable deductions) for a period equal to 48 months, commencing with the month immediately succeeding the month during which the termination occurred;

                           (b)      normal employee medical benefits shall be
continued for the Executive for a period equal to 48 months, commencing with the month immediately succeeding the month during which the termination occurred;

                           (c)      a lump sum cash payment in an amount equal
to 48 times the current monthly value of the other benefits otherwise payable to the Executive at the time of termination;

                           (d)      payment of bonuses otherwise earned but not
yet paid to the Executive under Section 3 through the date of termination; and

                           (e)      all stock options granted to the Executive
which shall not have vested as of the time of termination shall thereupon automatically vest and be immediately exercisable in full, provided that any such acceleration of vesting shall in every event be subject to the terms of any stock option plan under which such stock options are granted.

                  7.2 For purposes of this Agreement, a "Change in Control" shall mean:

                           (a)      any merger or consolidation which results in
the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

                           (b)      individuals who, as of July 1, 1999,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board); or

                           (c)      any sale of all or substantially all of the
assets of the Company."

         Except as amended hereby, the Agreement shall remain unchanged and shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, this Amendment No. 1 to Employment Agreement is executed as of the date first above written.


                                         COMPANY:

                                         ECC INTERNATIONAL CORP.



                                         /s/ Merrill A. McPeak
                                         --------------------------------------
                                         Merrill A. McPeak
                                         Chairman of the Board of Directors


                                         EXECUTIVE:



                                         /s/ James C. Garrett
                                         --------------------------------------
                                         James C. Garrett